Exhibit 5.1

February 13, 2019 Arsanis, Inc. 950 Winter Street, Suite 4500 Waltham, MA 02451	Cynthia T. Mazareas +1 617 526 6393 (t) +1 617 526 5000 (f) cynthia.mazareas@wilmerhale.com

Re:	Registration Statement on Form S-4

Ladies and Gentlemen:

This opinion is furnished to you in connection with a Registration Statement on Form S-4 (File No. 333-228929) (the “Registration Statement”) filed by Arsanis, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), for the registration of 35,478,594 shares of Common Stock, $0.001 par value per share (the “Shares”), of the Company.

The Shares are to be issued by the Company pursuant to the Agreement and Plan of Merger, as amended (the “Merger Agreement”), dated as of November 26, 2018, by and among the Company, Artemis AC Corp., and X4 Pharmaceuticals, Inc., which has been filed as Annex A to the Proxy Statement/Prospectus/Information Statement forming part of the Registration Statement.

We are acting as counsel for the Company in connection with the issuance by the Company of the Shares. We have examined and relied upon signed copies of the Registration Statement to be filed with the Commission, including the exhibits thereto. We have also examined and relied upon the Merger Agreement, the Restated Certificate of Incorporation of the Company (as amended or restated from time to time, the “Certificate of Incorporation”), the Amended and Restated By-laws of the Company (as amended or restated from time to time, the “Bylaws”), minutes of meetings of the stockholders and the Board of Directors of the Company as provided to us by the Company, and such other documents as we have deemed necessary for purposes of rendering the opinions hereinafter set forth.

In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the legal capacity of all signatories, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of such original documents and the completeness and accuracy of the corporate minute books of the Company.

We express no opinion herein as to the laws of any state or jurisdiction other than the state laws of the Commonwealth of Massachusetts and the General Corporation Law of the State

Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109

Beijing        Berlin        Boston         Brussels        Denver        Frankfurt        London        Los Angeles        New York        Palo Alto        Washington

Arsanis, Inc. February 13, 2019 Page 2

of Delaware. We also express no opinion herein with respect to compliance by the Company with the securities or “blue sky” laws of any state or other jurisdiction of the United States or of any foreign jurisdiction. We express no opinion and make no statement herein with respect to the antifraud laws of any jurisdiction.

Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized for issuance and, when the Shares are issued in accordance with the terms and conditions of the Merger Agreement, the Shares will be validly issued, fully paid and nonassessable.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related Proxy Statement/Prospectus/Information Statement under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

WILMER CUTLER PICKERING HALE AND DORR LLP

By:	/s/ Cynthia T. Mazareas
Cynthia T. Mazareas, a Partner